Exhibit 10.1

AMENDMENT
TO
RESTRICTED STOCK UNIT AWARD AGREEMENT UNDER
WALGREEN CO. LONG-TERM PERFORMANCE INCENTIVE PLAN

WHEREAS, Walgreen Co. previously issued restricted stock unit awards under the Walgreen Co. Long-Term Performance Incentive Plan (the “RSU Agreements”); and

WHEREAS, to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, it is now deemed desirable to amend the RSU Agreements applicable to employees who have attained or will attain age 55 with at least 10 years of service before the calendar year in which the vesting date specified in the RSU Agreement occurs.

NOW, THEREFORE, the outstanding RSU Agreements of employees who have or will attain age 55 with at least 10 years of service before the calendar year in which the vesting date specified in the introduction to the RSU Agreement occurs are hereby amended, effective January 1, 2009, as follows:

1.  By adding the following new sentence to the end of Section 5 of the RSU Agreement:

“Any Restricted Stock Units becoming vested by reason of the Employee’s death or Disability shall be settled on the date of the Employee’s separation from service (within the meaning of Internal Revenue Code Section 409A), or as soon as practicable thereafter, but in no event later than 90 days after such date; provided, however, to the extent required under Code Section 409A, if the Employee is a specified employee (within the meaning of Code Section 409A) at the time payment is to be made, payment shall not be made until the date which is six months after the Employee’s separation from service.”

2.  By adding the following new sentence to the end of Section 6 of the RSU Agreement:

“Any Restricted Stock Units becoming vested by reason of the Employee’s Retirement shall be settled on the date of the Employee’s separation from service (within the meaning of Internal Revenue Code Section 409A), or as soon as practicable thereafter, but in no event later than 90 days after such date; provided, however, to the extent required under Code Section 409A, if the Employee is a specified employee (within the meaning of Code Section 409A at the time payment is to be made), payment shall not be made until the date which is six months after the Employee’s separation from service.”

3.  By deleting the last sentence of Section 8 of the RSU Agreement and substituting the following new sentence therefor:

“If the Change in Control is not also considered a change in control within the meaning of Internal Revenue Code Section 409A, then the Restricted Stock Units shall become vested on the date of the Change in Control, but settlement shall not occur until the earlier of the Participant’s separation from service (within the meaning of Code Section 409A), or the vesting date indicated in the introduction to the Agreement.”